UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 19, 2020

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

On November 19, 2020, Boxlight Corporation, a Delaware corporation (“Boxlight”), announced that the Company’s board of directors (the “Board”) had appointed Mark Starkey to serve as President of the Corporation. Michael Pope stepped down from the position of President but will continue in his roles as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Starkey has served as CEO of Sahara Presentations Group PLC (“Sahara”) since February 2020. He served as Senior Director, EMEA and head of Sales Strategy for Western Europe at Dell and EMC from October 2015 through February 2020. From 2004 until 2015, Mr. Starkey worked in senior management roles at Localis UK, an IT integrator, including the positions of Managing Director, Chief Operating Officer and Commercial Director. Mr. Starkey started his career as a Chartered Accountant at Ernst & Young, where he worked from 1994 to 1998. Mr. Starkey received his B.Sc. degree in economics at Brunel University London and is qualified as a Chartered Accountant. Mr. Starkey has no family relationships with any director or executive officer of the Company.

Mr. Starkey will continue to be compensated pursuant to the terms of his current employment agreement with Sahara. Under his employment agreement, dated November 1, 2019 (the “Employment Agreement”), as amended by a deed of variation, dated September 24, 2020 (the “Deed of Variation”), Mr. Starkey receives annual compensation of £200,000, a quarterly bonus of £12,500 if he meets 90% of a gross profit target and £25,000 if he achieves 100% of the gross profit target, as such gross profit target may be set by the Corporation’s board of directors or compensation committee, with a maximum annual bonus of up to £100,000. Mr. Starkey is entitled to 27 days of vacation, a company vehicle, and is required to provide the Corporation with 12 months’ advance notice prior to resignation.

The foregoing descriptions of the Employment Agreement and Deed of Variation do not purport to describe all of the terms of such agreements and are qualified in their entirety by reference to the Employment Agreement and Deed Variation, which are filed as Exhibits 10.1 and 10.2, respectively, hereto, and are incorporated herein by reference.

Transition of Global Sales and Marketing Role

Along with the above appointment, the Company will be phasing out the position of SVP Global Sales and Marketing, a position held by Daniel Leis. Mr. Leis’s last day with the Company will be November 30, 2020.

Item 7.01.	Regulation FD Disclosure.

On November 19, 2020, the Company issued a press release announcing the appointment of Mr. Starkey as the Company’s President. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated November 1, 2019, between Sahara Presentation Systems PLC and Mark Starkey.
10.2	Deed of Variation, dated September 24, 2020, between Sahara Presentations Systems PLC and Mark Starkey.
99.1	Press Release Disclosing Mark Starkey Appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2020

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer